EXHIBIT 23.1
               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

      We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-67622) pertaining to the registration of 699,010 shares of common stock; the Registration Statement (Form S-3 No. 333-49444) pertaining to the registration of 1,295,000 shares of common stock; the Registration Statement (Form S-8 No. 333-54254) pertaining to the Photon Dynamics, Inc. 1995 Stock Option Plan, Photon Dynamics, Inc. 1995 Employee Stock Purchase Plan, Photon Dynamics, Inc. 2001 Equity Incentive Plan, and the Image Processing Systems, Inc. Share Incentive Plan; the Registration Statement (Form S-8 No. 333-98232-LA) pertaining to the Photon Dynamics, Inc. 1987 Stock Option Plan; the Registration Statement (Form S-8 No. 333-05283) pertaining to the Photon Dynamics, Inc. 1987 Stock Option Plan and 1995 Stock Option Plan; the Registration Statement (Form S-8 No. 333-51413) pertaining to the Photon Dynamics, Inc. 1995 Stock Option Plan and 1995 Employee Stock Purchase Plan; the Registration Statement (Form S-8 No. 333-72761) pertaining to the Photon Dynamics, Inc. 1995 Stock Option Plan and 1995 Employee Stock Purchase Plan; and the Registration Statement (Form S-8 No. 333-95479) pertaining to the Photon Dynamics, Inc. 1995 Stock Option Plan, 1995 Employee Stock Purchase Plan, the CR Technology, Inc. 1983 Stock Option Plan and 1991 Stock Option Plan of our report dated October 19, 2001, with respect to the consolidated financial statements and schedule of Photon Dynamics, Inc., included in the Annual Report (Form
10-K) for the year ended September 30, 2001.


                                        /s/ ERNST & YOUNG, LLP

San Jose, California
December 3, 2001